  As filed with the Securities and Exchange Commission on November 5, 1999
                                                      Registration No. 333-26985

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            ----------------------

                                DTM CORPORATION
             (Exact name of Registrant as specified in its charter)

                            ----------------------

            Texas                                          74-248705
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                        1611 Headway Circle, Building 2
                              Austin, Texas 78754
              (Address of principal executive offices) (zip code)

                            ----------------------

                                DTM CORPORATION
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                            ----------------------

                              Geoffrey W. Kreiger
                                DTM CORPORATION
              1611 Headway Circle, Building 2, Austin, Texas 78754
                    (Name and address of agent for service)
                                 (512) 339-2922
         (Telephone number, including area code, of agent for service)
                                   Copies to:

                             J. Matthew Lyons, Esq.
                        BROBECK, PHLEGER & HARRISON LLP
                        301 Congress Avenue, Suite 1200
                              Austin, Texas  78701
                           Facsimile:  (512) 477-5813

                            ----------------------

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 thereunder.

                                 REALLOCATION

          On May 13, 1997, DTM Corporation (the "Registrant") registered on Form S-8 Registration Statement Number 333-26985, 357,755 shares of Common Stock for issuance under the DTM Corporation Stock Option Plan which was implemented in 1996 (the "1996 Plan"). In May 1999, such shares of Common Stock were incorporated into the DTM Corporation 1999 Stock Incentive Plan (the "1999 Plan"), which is the successor to the 1996 Plan. Therefore, the Registrant is hereby reallocating to the 1999 Plan the 357,755 shares previously registered under the 1996 Plan, with such reallocation to be effective immediately upon the filing of this Post-Effective Amendment. The Registrant will reregister such shares under the 1999 Plan on a new Form S-8 Registration Statement. No further option grants or stock awards will be made under the 1996 Plan.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 5th day of November 1999.

                                        DTM CORPORATION

                                 By:       /s/John S. Murchison, III
                                      ------------------------------------------
                                          John S. Murchison, III
                                          Chief Executive Officer, President
                                          and Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of DTM Corporation, a Texas corporation, do hereby constitute and appoint John S. Murchison, III and Geoffrey W. Kreiger and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                              Title                                   Date
----------                              -----                                   ----

/s/John S. Murchison, III               Chief Executive Officer,                November 5, 1999
------------------------------          President and Director
   John S. Murchison, III               (Principal Executive Officer)

/s/Geoffrey W. Kreiger                  Chief Financial Officer and Secretary   November 5, 1999
------------------------------          (Principal Financial and
   Geoffrey W. Kreiger                  Accounting Officer)

/s/Thomas G. Ricks                      Director                                November 5, 1999
------------------------------
   Thomas G. Ricks

*By  /s/John S. Murchison, III
     -------------------------
     John S. Murchison, III
     Attorney-in-Fact